UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Grayscale Horizen Trust (ZEN)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56435	83-6217411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Horizen Trust (ZEN) Shares	HZEN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2025, Grayscale Investments Sponsors, LLC (the “Sponsor”) amended the fiscal year-end of Grayscale Horizen Trust (ZEN) (the “Trust”) for financial accounting purposes, moving from September 30 to December 31 of each year, effective for the fiscal year beginning on January 1, 2025 and ending on December 31, 2025. The Trust intends to file a transition report on Form 10-KT with the Securities and Exchange Commission for the transition period beginning October 1, 2025 and ending December 31, 2025.

The relevant amendments are set forth in Amendment No. 4 to the Amended and Restated Declaration of Trust and Trust Agreement (“Trust Agreement”), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed in the Trust’s Current Report on Form 8-K filed on July 18, 2025, the Sponsor indicated that it intended to evaluate, following the completion of the migration of all ZEN tokens from the legacy Horizen blockchain to the Base Network (the “Migration”), among other factors, the adoption and usage of such tokens and the ongoing viability of the Trust following the Migration, and that the Sponsor expected to make a determination as to the foregoing by December 2025.

Furthermore, the Sponsor discusses the security status of ZEN and the Sponsor’s transactions in ZEN with external counsel, and has received a memorandum regarding the status of ZEN and the Sponsor’s transactions in ZEN under the federal securities laws from external counsel. While the Sponsor does not currently believe that the Migration alters its prior conclusions regarding the status of ZEN under the federal securities laws, the Migration could impact the Sponsor and its external counsel’s analysis, which the Sponsor is continuing to evaluate as part of the ongoing viability of the Trust. See “Part I—Item 1A. Risk Factors—A determination that ZEN or any other digital asset is a “security” may adversely affect the value of ZEN and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust” in the Trust’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as amended from time to time (the “Annual Report”).

As of the date hereof, the Sponsor has determined that it will continue the affairs of the Trust and does not intend, at this time, to discontinue or dissolve the Trust pursuant to the Trust Agreement based on the matters evaluated. However, the Sponsor may re-evaluate the Trust’s viability in the future in accordance with the Trust Agreement and applicable law.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Trust’s Annual Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 4 to the Amended and Restated Declaration of Trust and Trust Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Horizen Trust (ZEN)

Date:	December 23, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer (Principal Financial and Accounting Officer)*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.